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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

    Date of Report (Date of earliest event reported):  January 15, 2003

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





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Item 5. Other Events

The Company today issued the following press release:

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First National Lincoln Corporation Reports Record Earnings for 2002,
Up 17.9% Over Prior Year

DAMARISCOTTA, ME., January 15 -- First National Lincoln Corporation (Nasdaq NM:
FNLC), today announced earnings per share of $2.64 on a fully diluted basis for the year ended December 31, 2002, an increase of $0.40 or 17.9% over the $2.24 reported for 2001. Net income for the year ended December 31, 2002, was $6,507,000, an increase of $1,014,000 or 18.5% over the $5,493,000 posted in
2001. Both earnings per share and net income reported by the Company for the year set new records in 2002.

The Company also announced earnings per share of $0.69 on a fully diluted basis for the quarter ended December 31, 2002, an increase of $0.12 or 21.1% over the $0.57 reported for the same period in 2001. Net income for the fourth quarter was $1,699,000, an increase of $290,000 or 20.6% over the $1,409,000 posted in the fourth quarter of 2001. Both earnings per share and net income reported by the Company for the fourth quarter set new single-quarter records.

Total assets were $494.1 million at December 31, 2002 -- an increase of 13.7% over December 31, 2001. Loans totaled $332.1 million, up 10.2% over December 31, 2001, while investments increased by 12.8% to $122.1 million. Deposits of $334.2 million were up 27.2% over the prior year. As of December 31, 2002, First National Lincoln Corporation had total equity of $42.5 million, an increase of 14.0% or $5.2 million over December 31, 2001.

"From every perspective, 2002 was a great year for First National Lincoln Corporation," commented the Company's President and Chief Executive Officer, Daniel R. Daigneault. "Our 17.9% increase in earnings per share was driven by the asset growth posted in both the loan and investment portfolios, and I am especially pleased with our 27.2% growth in deposits. We saw excellent loan and deposit growth in all seven of our banking locations, including our new office in Rockland, which has been open for only 15 months.

"Another important factor in our 2002 results was the successful management of our net interest margin in an unfamiliar territory -- a record low interest rate environment," President Daigneault continued. "When combined with our asset growth, the result was net interest income increasing by nearly $2.1 million or 13.8% over 2001. Revenues were also boosted by a 27.0% or $1.1 million increase in non-interest income, driven by excellent growth in mortgage origination income as well as a gain on the sale of our credit card portfolio in the fourth quarter, which added $219,000 to net income after adjusting for related expenses.

"The sale of the credit card portfolio was a strategic decision on our part," President Daigneault said, "and eliminated some of our credit risk. It was a small portfolio -- $2.5 million or 0.75% of total loans -- and our cardholders will have more features and services available to them as a result of the sale. On the expense side, we maintained an excellent efficiency ratio -- 50.49% for 2002 -- which demonstrates our continued focus on controlling operating expenses.

"With great earnings, we continued to grow our cash dividend by $0.01 per quarter," President Daigneault noted, "and we have now increased our dividend each quarter for more than seven years. Total dividends declared in 2002 were $0.98 per share, which is an increase of 19.5% or $0.16 over 2001. In 2002, we paid out 36.2% of our earnings in cash dividends, and with the current quarterly dividend of $0.26 per share, our annual dividend yield is 3.30% based on the December 31 closing price -- excellent in the current low interest rate environment. I am pleased with the level to which we share our profits with our shareholders in the form of cash dividends, and in my opinion, this certainly makes our shares more attractive to investors."

"It was a good year for Maine stocks, and First National Lincoln's shares led the way," noted F. Stephen Ward, the Company's Treasurer and Chief Financial Officer. "Our shares traded up $9.38 or 42.4%, closing the year at $31.48, and when combined with the $0.98 dividend, our total return was 47.5% for 2002. In a January 5, 2003 article in the Maine Sunday Telegram, we were listed as the top-performing stock of all companies headquartered in Maine at year end.

"Our stock also did well when compared to national benchmarks," CFO Ward continued. "The S&P 500 had a total return of -22.1% in 2002, while the Nasdaq Bank Index had a total return of 6.9% for the same period -- both well below the 47.5% that First National Lincoln Corporation posted. Our shareholders have also been well rewarded in the longer term, as noted in three-year, five-year and ten-year comparisons, where First National Lincoln Corporation shares significantly outperformed both of the previously mentioned indices. The most significant results can be seen over the past ten years, during which time our shares appreciated in value by 740% compared to 102% for the S&P 500 and 319% for the Nasdaq Bank Index. Put another way, our stock outperformed the Nasdaq Bank Index by a factor of 2.3 and the S&P 500 by a factor of 7.3 over this ten-year period."

"The bottom line," President Daigneault concluded, "is that excellent net interest income, strong non-interest income and controlled expenses combined to produce great earnings in 2002 and a return on average equity of 16.34%. More importantly, though, in our opinion First National Lincoln Corporation's shares remain an excellent value -- even with the gains they have recently posted -- given the strong earnings track record we have produced over the past several years and a year-end price-to-earnings ratio of 11.9."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Portland, Maine.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001
First National Lincoln Corporation
Consolidated Balance Sheets (Unaudited)

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Dollars in Thousands                              12/31/2002   12/31/2001
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Assets
Cash and due from banks                              $14,181      $10,894
Overnight funds sold                                   9,325            -
Investments:
     Available for sale                               56,410       50,914
     Held to maturity (market values $67,421 at
       12/31/02 and $56,921 at 12/31/01)              65,663       57,272
Loans held for sale (fair value approximates cost)     2,613          466
Loans                                                332,074      301,304
Less allowance for loan losses                         3,700        3,000
                                                    --------     --------
     Net loans                                       328,374      298,304
                                                    --------     --------
Accrued interest receivable                            2,642        2,635
Bank premises and equipment                            7,833        7,563
Other real estate owned                                  255          202
Other assets                                           6,757        6,216
                                                    --------     --------
        Total Assets                                $494,053     $434,466
                                                    ========     ========
Liabilities & Stockholders' Equity
Demand deposits                                      $25,484      $22,496
NOW deposits                                          46,989       43,644
Money market deposits                                 80,805       15,878
Savings deposits                                      59,521       46,855
Certificates of deposit                               71,169       79,907
Certificates $100,000 and over                        50,256       53,909
                                                    --------     --------
     Total deposits                                  334,224      262,689
                                                    --------     --------
Borrowed funds                                       113,365      131,357
Other liabilities                                      3,917        3,086
                                                    --------     --------
     Total Liabilities                               451,506      397,132
                                                    --------     --------
Shareholders' Equity:
Common stock                                              25           25
Additional paid-in capital                             4,687        4,687
Retained earnings                                     38,174       34,030
Net unrealized gains on available-for-sale securities  2,170          784
Treasury stock                                        (2,509)      (2,192)
                                                    --------     --------
    Total Stockholders' Equity                        42,547       37,334
                                                    --------     --------
       Total Liabilities & Stockholders' Equity     $494,053     $434,466
                                                    ========     ========
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First National Lincoln Corporation
Consolidated Statements of Income (Unaudited)

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                                              For the         For the
                                            years ended    quarters ended
                                            December 31,    December  31,
Dollars in Thousands                       2002     2001    2002    2001
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Interest income:
   Interest and fees on loans            $22,154  $22,953  $5,502  $5,692
   Interest on deposits
      with other banks                        62       77      37       6
   Interest and dividends on investments   7,091    7,032   1,699   1,652
                                         -------  -------  ------  ------
   Total interest income                  29,307   30,062   7,238   7,350
                                         -------  -------  ------  ------
Interest expense:
   Interest on deposits                    7,702   10,006   1,893   2,114
   Interest on borrowed funds              4,502    5,025   1,069   1,106
                                         -------  -------  ------  ------
   Total interest expense                 12,204   15,031   2,962   3,220
                                         -------  -------  ------  ------
Net interest income                       17,103   15,031   4,276   4,130
Provision for loan losses                  1,323    1,230     379     540
                                         -------  -------  ------  ------
   Net interest income after
     provision for loan losses            15,780   13,801   3,897   3,590
                                         -------  -------  ------  ------
Other operating income:
   Fiduciary income                          728      698     173     178
   Service charges on deposit accounts       985      901     266     230
   Net securities gains                        -       73       -       -
   Other operating income                  3,238    2,226   1,208     655
                                         -------  -------  ------  ------
   Total other operating income            4,951    3,898   1,647   1,063
                                         -------  -------  ------  ------
Other operating expenses:
   Salaries and employee benefits          5,766    4,903   1,653   1,292
   Occupancy expense                         738      573     206     148
   Furniture and equipment expense         1,286    1,023     328     281
   Other                                   3,755    3,479     988     973
                                         -------  -------  ------  ------
   Total other operating expenses         11,545    9,978   3,175   2,694
                                         -------  -------  ------  ------
Income before income taxes                 9,186    7,721   2,369   1,959
Applicable income taxes                    2,679    2,228     670     550
                                         -------  -------  ------  ------
NET INCOME                               $ 6,507  $ 5,493  $1,699  $1,409
                                         =======  =======  ======  ======
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First National Lincoln Corporation
Selected Financial Data (Unaudited)

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                                              For the            For the
                                            years ended       quarters ended
                                            December 31,       December  31,
Dollars in Thousands                       2002     2001       2002    2001
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Summary of Operations
Operating Income                         $34,258   $33,960   $8,885   $8,414
Operating Expense                         25,072    26,239    6,516    6,455
Net Interest Income                       17,103    15,031    4,276    4,131
Provision for Loan Losses                  1,323     1,230      379      540
Net Income                                 6,507     5,493    1,699    1,409
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Per Common Share Data
Basic Earnings per Share                   $2.71     $2.30    $0.70    $0.59
Diluted Earnings per Share                  2.64      2.24     0.69     0.57
Cash Dividends Declared                     0.98      0.82     0.26     0.22
Book Value                                 17.62     15.61    17.62    15.61
Market Value                               31.48     22.10    31.48    22.10
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Financial Ratios
Return on Average Equity (a)              16.34%    15.51%   15.93%   14.91%
Return on Average Assets (a)               1.39%     1.33%    1.36%    1.31%
Average Equity to Average Assets           8.49%     8.55%    8.56%    8.80%
Net Interest Margin Tax-Equivalent (a)     4.00%     3.98%    3.77%    4.15%
Dividend Payout Ratio                     36.16%    35.65%   37.14%   37.29%
Allowance for Loan Losses/Total Loans      1.11%     1.00%    1.11%    1.00%
Non-Performing Loans to Total Loans        0.32%     0.22%    0.32%    0.22%
Non-Performing Assets to Total Assets      0.27%     0.20%    0.27%    0.20%
Efficiency Ratio                          50.49%    50.60%   51.63%   49.95%
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At  Period End
Total Assets                            $494,053  $434,466 $494,053 $434,466
Total Loans                              332,074   301,304  332,074  301,304
Total Investment Securities              122,073   108,186  122,073  108,186
Total Deposits                           334,224   262,689  334,224  262,689
Total Shareholders' Equity                42,547    37,334   42,547   37,334
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 (a) Quarterly data annualized using a 365-day basis
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    January 15, 2003